Exhibit 10.25

QUAD CITY BANK AND TRUST CO. EMPLOYEE INSURANCE BONUS PLAN PARTICIPATION AGREEMENT

I, _____________, and QUAD CITY BANK AND TRUST CO. hereby agree that I have been selected to participate in the Quad City Bank and Trust Co. Employee Insurance Bonus Plan (“Plan”) established as of August 1, 2008, by QUAD CITY BANK AND TRUST CO., as such Plan may now exist or hereafter be modified, and do further agree to the terms and conditions thereof. Capitalized terms not defined herein shall have the same meaning as set forth in the Plan.

The purpose of this Plan is to provide a Bonus to certain selected Employees of the Bank (designated herein as “Participants”) in order for the Participant to purchase and pay the Premiums on an individual life insurance policy (“Policy”) from the Insurer (as defined in the Plan) with an initial death benefit of ________________Thousand Dollars ($_00,000). The Bonus is also intended to provide additional income to assist the Participant in paying the income taxes attributable to such Bonus.

I understand that said Premiums shall be paid by the Bank to the Insurer on or within 30 days following the Policy Premium Date for each year during the term of my employment with the Bank until the earlier of (i) the date that all planned Policy Premiums are fully paid (there are _____ (__) planned Premiums required on my Policy) or (ii) the date on which I have a Separation from Service with the Bank. I further understand that no further Bonuses shall be paid to me following my Separation from Service.

I understand that I must execute and return a copy of this Participation Agreement (“Participation Agreement”) to the Bank in order to participate in the Plan.  The provisions of the Plan are incorporated herein by reference.  In the event of an inconsistency between the terms of this Participation Agreement and the Plan, the terms of the Plan shall control.

Termination for Cause.  I understand that if I have a termination for Cause, no further Bonuses will be paid to me.

This Participation Agreement shall become effective upon execution (below) by both Employee and a duly authorized officer of the Bank.

Dated this _____ day of August, 2008.

QUAD CITY BANK AND TRUST CO.	EMPLOYEE

(Bank’s duly authorized Officer)